EXHIBIT 23.4

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion of our report, dated March 11, 2003, with respect to the financial statements of The FINOVA Group Inc. for the year ended December 31, 2002, incorporated by reference in this Form 10-K/A and with respect to the incorporation by reference in the Registration Statements on Form S-8 (No. 2-84303), Form S-8 and S-3 (No. 33-6054), Form S-8 and S-3 (No. 33-26434), Form
S-8 and Form S-3 (No. 33-30277), Form S-8 (No. 33-61682), Form S-8 (No.
33-61718), Form S-8 (No. 333-51494), and Form S-4 (No. 333-86018).

/s/ Ernst & Young LLP


Phoenix, Arizona
August 19, 2003



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